UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 25, 2013 (Date of earliest event reported)
Bill the Butcher, Inc. (Exact name of registrant as specified in its charter)

NV (State or other jurisdiction of incorporation)	000-52439 (Commission File Number)	20-5449905 (IRS Employer Identification Number)

24 Roy St (Address of principal executive offices)		98109 (Zip Code)
310-591-5619 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 22, 2013, Bill the Butcher, Inc. (BILB) ("Parent") and its wholly-owned subsidiary, The American Sustainability Project, Inc. (the "Purchaser"), entered a definitive agreement to acquire Montana Cattle Holdings, LLC d/b/a Great Northern Cattle Company, a Montana limited liability company ("MCH"). The binding agreement provides for contemporaneous signing and closing of the purchase, by Derek Kampfe as President of MCH and by J'Amy Owens as CEO of Parent and Purchaser.

Item 2.01. Completion of Acquisition or Disposition of Assets

Closing of the purchase is to occur on or before January 7, 2014 (the "Closing Date"), at which time the Purchaser will consummate the acquisition of MCH (the "Transaction") in accordance with the Agreement.

Safe Harbor Statement:

Any statements in this press release that are not historical facts are forward-looking statements. In some cases, you can identify those forward-looking statements by words such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's annual report on form 10-K for its fiscal year ended August 31, 2011 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Bill the Butcher, Inc. dated November 25, 2013

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2013	BILL THE BUTCHER, INC. By: /s/ J'Amy Owens J'Amy Owens CEO

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Bill the Butcher, Inc. dated November 25, 2013